UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2020

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14053 (Commission File Number)	13-3545623 (IRS Employer Identification No.)

425 Eagle Rock Avenue Suite 403 Roseland, New Jersey (Address of principal executive offices)	07068 (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2020, Brent Johnston resigned as President of Milestone Scientific Inc. (the “Company”), effective September 8, 2020.

On September 1, 2020, the Company announced the appointment of Jan Adriaan (Arjan) Haverhals as President of the Company, effective September 8, 2020. Mr. Haverhals, is currently the President and Chief Executive Officer of the Company’s wholly-owned subsidiary Wand Dental Inc. and will continue in that position.

Mr. Haverhals joined the Company in June 2020 and brings over 30 years of experience in sales, marketing, product development, and international expansion within the medical device, pharmaceutical, and other industries. Prior to joining the Company, Mr. Haverhals was senior vice president of sales at Xcentric Mold & Engineering, where he was instrumental in increasing sales productivity and efficiency for the company's prototype injection molding services, which included leading healthcare company clients. Previously, at Straumann, LLC, a global leader in manufacturing medical and dental devices, he held a series of senior sales and marketing roles including vice president of customer marketing & education, where he oversaw all product franchises and led the launch of more than 30 products in the North American market. He also served as senior vice president for the Nordic Region at Straumann AB, senior vice president of global sales digital solutions, which included oversight of the strategic acquisition of Etkon; and served as vice president of the Prosthetics Business Unit, where he introduced a new implant and prosthetics product line within a new market segment. He also served as vice president of global marketing & sales at Elkem AS, one of Norway's largest industrial companies. Previously, Mr. Haverhals served as executive vice president of marketing & sales at Cresco Ti Systems Sàrl, a global dental implant company, where he was responsible for turning around and managing global sales, marketing, international business. Mr. Haverhals holds an MS in Pharmacy from the University of Leyden in the Netherlands.

Item 8.01     Other Events

On September 1, 2020, the Company issued a press release announcing that the appointment of Mr. Haverhals as President. The press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed with this report:

99.1	Press Release, dated September 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milestone Scientific Inc.
Dated: September 1, 2020	By:	/s/ Joseph D’Agostino
Joseph D’Agostino
Chief Financial Officer